QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.13

FORM OF 2002 TERM PROMISSORY NOTE

$[Amount]	[Date]

        FOR VALUE RECEIVED, the undersigned,                   , (the "Borrower"), hereby promises to pay to the order of ADS Alliance Data Systems, Inc. (the "Lender"), on or before February 28, 2006 (the "Maturity Date"), the principal sum of                              (the "Debt"), together with interest, all as provided in Section 1 of this Note. [The Debt cannot exceed 50% of the value of the pledged collateral.]

        Section 1. The Debt.    Subject to and on the terms and conditions set forth in this Note, the Borrower shall repay the Debt as follows:

        1.1.  Principal. The Borrower shall pay the principal balance of this Note to the Lender on the Maturity Date.

        1.2.  Interest.

          1.2.1.    The Debt shall accrue interest on the outstanding principal amount, for each day from the date such Debt is made until the Maturity Date, at a rate per annum equal to four and 43/100 percent (4.43%). Interest will be charged at the end of each month based on one twelfth (1/12) of the annual interest rate times the account balance at the end of the month (after accounting for any repayments made during the month).

          1.2.2.    Whenever the unpaid balance (accounting for any repayments made) of the Debt has become due and payable, whether at the stated maturity thereof, by acceleration or otherwise, the unpaid balance and, to the extent permitted by law, all other amounts due under this Note, will accrue additional interest at a rate equal to the rate set forth in Section 1.2.1 plus two hundred (200) basis points until the balance is paid in full.

          1.2.3.    All interest under this Note shall be computed on the basis of the actual days elapsed in a year of 360 days.

        1.3.  Prepayments; Payments.

          1.3.1.    The Borrower shall have the right to make prepayments at any time of the unpaid balance without notice, premium or penalty.

          1.3.2.    The Borrower shall make all payments of principal and interest under this Note to the Lender at its main office (or such other location as the Lender may direct) in immediately available funds. If any payment of principal or interest on this Note shall become due on a day other than a Banking Day, such payment shall be due and payable upon the next succeeding Banking Day and such extension of time shall in such case be included in computing interest in connection with such payment. A "Banking Day" is any day on which the main office of the Lender is open for business.

        Section 2. Events of Default.    The following are Events of Defaults:

        2.1.  The Borrower fails to make a payment of interest on the Note when and as due.

        2.2.  The Borrower fails to pay the principal of the Note when and as due.

        2.3.  The Borrower:

          2.3.1.    makes an assignment for the benefit of creditors;

          2.3.2.    enters into any composition, compromise or arrangement with his or its creditors;

          2.3.3.    generally does not pay his or its debts as such debts become due; or

          2.3.4.    conceals, removes, or permits to be concealed or removed, any part of his or its property, with intent to hinder, delay or defraud his or its creditors or any of them, or makes or suffers a transfer of any of its property, fraudulent under the provisions of any bankruptcy, fraudulent conveyance or similar law, or makes or suffers a transfer of his or its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid.

        2.4.  If:

          2.4.1.    a trustee, receiver, agent or custodian is appointed or authorized to take charge of any property of the Borrower for the purpose of enforcing a lien against such property or for the purpose of administering such property for the benefit of the Borrower's creditors; or

          2.4.2.    an order (a) for relief against the Borrower is granted under Title 11 of the United States Code or any similar law, (b) appointing a receiver, trustee, agent or custodian of the Borrower or any property of the Borrower or (c) providing for a composition, compromise or arrangement with the creditors of the Borrower, is entered by any court or governmental body or officer; or

          2.4.3.    the Borrower files any pleading seeking (whether by formal action or by the admission of the material allegations of a pleading or otherwise) any such appointment or order; or

          2.4.4.    (a) any action or proceeding seeking any such appointment or order is commenced without the authority or consent of the Borrower and (b)(i) such action or proceeding is not dismissed within 30 days after its commencement or (ii) the Borrower does not diligently contest such action or proceeding.

        2.5.  The Borrower dies.

        2.6.  The Borrower resigns or the Borrower's employment is terminated from the Lender and its affiliates.

        2.7  The Borrower shall default in the observance or performance of any other provision of this Note or the Pledge Agreement (as defined below).

        Section 3. Default Remedies.

        3.1.  Acceleration. If an Event of Default exists, the outstanding unpaid principal balance of this Note, together with all interest accrued thereon and any unpaid fees, expenses or other amounts due to the Lender under this Note (the "Default Amount"), is immediately due and payable, without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived; provided, that if an Event of Default under Section 2.6 occurs, payment of the Default Amount may be delayed, upon written approval of the Lender, if the Borrower is restricted from selling any or all of the Collateral, as defined in the Pledge Agreement between the Lender and Borrower, dated as of                   , 2002 (as such may be amended from time to time, the "Pledge Agreement"), due to operation of any law, rule or regulation (a "Legal Restriction"). The Borrower shall repay the Default Amount, with accumulated interest pursuant to Section 1.2.2, within 30 days after any Legal Restriction is removed.

        3.2.  Remedies Cumulative. The Lender may exercise the remedies provided in the Pledge Agreement upon the occurrence of an Event of Default. No right or remedy conferred upon the Lender by this Note or legally available to the Lender if an Event of Default exists is intended to be exclusive of any other right or remedy, and each such right or remedy is cumulative and in addition to every other such right or remedy.

        Section 4. Miscellaneous.

        4.1.  Modifications and Waivers. No modification or waiver of any term or provision contained in this Note and no consent to any departure by the Borrower therefrom shall in any event be effective unless the same is in writing and signed by the waiving party. Such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given.

        4.2.  Expenses. All fees, costs and expenses, including reasonable fees and expenses of outside legal counsel, incurred by the Lender in connection with the enforcement of this Note or any other instruments, documents, or agreements to be delivered pursuant hereto or in connection herewith, shall be paid by the Borrower to the Lender on demand.

        4.3.  Governing Law. This Note shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Ohio applicable to instruments to be performed in the State of Ohio.

        This Note was executed in        as of the date first written above.

Name:

Schedule of Term Promissory Notes

        In the first quarter of 2002, the following officers issued promissory notes to ADS Alliance Data Systems, Inc., in a form substantially similar to the foregoing form, with the following terms:

Name	Principal Amount	Interest Rate
J. Michael Parks	$229,500.00	4.43% per annum
Dwayne Tucker	$66,937.50	4.43% per annum
Michael A. Beltz	$66,937.50	4.43% per annum
Edward J. Heffernan	$66,937.50	4.43% per annum
Ivan Szeftel	$42,480.00	4.43% per annum

QuickLinks

FORM OF 2002 TERM PROMISSORY NOTE
Schedule of Term Promissory Notes